Dresser-Rand Assured of Access to Rolls-Royce Gas Turbines

HOUSTON, May 7, 2014 /PRNewswire/ -- Dresser-Rand Group Inc. ("Dresser-Rand" or the "Company") (NYSE: DRC), a global supplier of rotating equipment and aftermarket parts and services, commented upon the recent announcement that Rolls-Royce signed an agreement to sell its Energy gas turbine and compressor business to Siemens. Dresser-Rand has worked closely with Rolls-Royce Energy for well over 30 years and has been very successful in supplying compressors for the upstream and midstream market applications. In the last few years, Dresser-Rand has also succeeded in penetrating the Liquefied Natural Gas (LNG) / Floating LNG (FLNG) market.

Vincent R. Volpe Jr., President and Chief Executive Officer of Dresser-Rand, said, "We are pleased to report that we have been contacted by Rolls-Royce senior management and have been assured that both Rolls-Royce and Siemens are committed to supporting their clients and that Dresser-Rand will continue to have access to the Rolls-Royce aero-derivative gas turbines." He added, "Dresser-Rand and Rolls-Royce have a long history of working together around the world. For example, all the mechanical drive applications for Rolls-Royce largest aero-derivative gas turbine, the Trent ™, are currently driving Dresser-Rand DATUM® compressors. Further, Dresser-Rand has recently been successful in being selected for two large FLNG projects using the Trent gas turbine as a driver for our DATUM® liquefaction compressors, demonstrating the value that Dresser-Rand brings to our clients in oil and gas markets.

"We believe this assurance preserves Dresser-Rand's unique position because the Company will continue to provide a choice of gas turbine drivers to our clients to meet their specific compression requirements."

Trent is a registered trademark of Rolls-Royce plc Corporation.

About Dresser-Rand

Dresser-Rand is among the largest suppliers of rotating equipment solutions to the worldwide oil, gas, petrochemical, and process industries. The Company operates manufacturing facilities in the United States, France, United Kingdom, Spain, Germany, Norway, India, and Brazil, and maintains a network of 49 service and support centers (including 6 engineering and R&D centers) covering more than 150 countries.

This news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, the Company's plans, objectives, goals, strategies, future events, future bookings, revenues, or performance, capital expenditures, financing needs, plans, or intentions relating to acquisitions, business trends, executive compensation, and other information that is not historical information. The words "anticipates", "believes", "expects", "intends", "appears", "outlook," and similar expressions identify such forward-looking statements. Although the Company believes that such statements are based on reasonable assumptions, these forward-looking statements are subject to numerous factors, risks, and uncertainties that could cause actual outcomes and results to be materially different from those projected. These factors, risks, and uncertainties include, among others, the following: economic or industry downturns; the variability of bookings due to volatile market conditions, subjectivity clients exercise in placing orders, and timing of large orders; volatility and disruption of the credit markets; its inability to generate cash and access capital on reasonable terms and conditions; its inability to implement its business strategy; its ability to comply with local content requirements; delivery delays by third party suppliers; cost overruns and fixed-price contracts; its ability to implement potential tax strategies; competition in its markets; failure to complete or achieve the expected benefits from any acquisitions, joint ventures or strategic investments; economic, political, currency and other risks associated with international sales and operations; fluctuations in currencies and volatility in exchange rates; loss of senior management; environmental compliance costs and liabilities; failure to maintain safety performance acceptable to its clients; failure to negotiate new collective bargaining agreements; a failure or breach of our information system security; unexpected product claims and regulations; infringement on its intellectual property or infringement on others' intellectual property; its pension expenses and funding requirements; difficulty in implementing an information management system; and the Company's brand name may be confused with others. These and other risks are discussed in detail in the Company's filings with the Securities and Exchange Commission at www.sec.gov. Actual results, performance, or achievements could differ materially from those expressed in, or implied by, the forward-looking statements. The Company can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them does, what impact they will have on results of operations and financial condition. The Company undertakes no obligation to update or revise forward-looking statements, which may be made to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, except as required by applicable law. For information about Dresser-Rand, go to its website at www.dresser-rand.com.

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CONTACT: Blaise Derrico, Vice-President Investor Relations, +1-713-973-5497